ASSIGNMENT OF OPTION TO PURCHASE
                       RADIO STATION WNVE(FM) AND CONSENT


         This Assignment and Assumption of Option to Purchase Radio Station WNVE(FM) and Consent (the "Assignment") is made as of December 23, 1996, by and among American Radio Systems Corporation (successor by merger to American Radio Systems, Inc., a Massachusetts corporation) ("Assignor"), Citicasters Co., an Ohio corporation ("Assignee"), and The Great Lakes Wireless Talking Machine Limited Liability Company, a New York limited liability company ("GLW") under the following circumstances:

         A. Assignor and GLW entered into an Option Agreement dated September 28, 1995, a copy of which is attached hereto as Exhibit A (the "Option Agreement"), pursuant to which GLW granted to Assignor an option to purchase the licenses and broadcasting equipment of WNVE(FM), South Bristol, New York (the "Station") and the right to utilize the service mark "The Nerve" within the Rochester, New York radio market.

         B. Assignee is a party to an Asset Exchange Agreement (the "Exchange Agreement"), dated December 23, 1996, with Assignor and American Radio Systems License Corp. ("American License" and together with Assignor, the "American Parties"), pursuant to which the American Parties have agreed to exchange certain assets with Assignee.

         C. In connection with the transactions contemplated by the Exchange Agreement, Assignor wishes to assign all of its right, title and interest in the Option Agreement and Assignee wishes to assume and agrees to perform all of Assignor's obligations under the Option Agreement.

         D. GLW is willing to consent to the assignment.

         E. American, GLW and The Lincoln Group, L.P. are parties to a consent decree (the "Consent Decree") as reflected in a Final Judgment that is expected to be entered in January 1997, in United States of America and State of New York vs. American Radio Systems Corporation, The Lincoln Group, L.P. and Great Lake Wireless Talking Machine LLC, which Final Judgment has been filed in the United States District Court for the District of Columbia. A copy of the Consent Decree is attached as Exhibit B.

         ACCORDINGLY, in consideration of the foregoing premises and agreements contained herein, the parties hereto agree as follows:

         Section 1. Condition to Effectiveness of Assignment. This Assignment shall not become effective until approved by the United States pursuant to
Article VI of the Consent Decree. The date of such approval is referred to herein as the "Effective Date".

         Section 2. Assignment. Assignor assigns and transfers as of the Effective Date to the Assignee all of the Assignor's right, title and interest in the Option Agreement.



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                                       -2-

         Section 3. Representations and Warranties of Assignor. Assignor hereby warrants and represents to Assignee as follows:

                  3.1 The execution, delivery, and performance by Assignor of this Assignment have been duly authorized by all necessary corporate action and will not contravene any law or any governmental rule or order binding on Assignor. Assignor has duly executed and delivered this Assignment and it is the valid and binding obligation of Assignor enforceable according to its terms.

                  3.2 Assignor has given no "Election Notice" (as defined in the Option Agreement) to GLW, and agrees that it will not give such an Election Notice for so long as this Assignment is in effect.

         Section 4. Representations and Warranties of Assignee. Assignee hereby warrants and represents to Assignor that the execution, delivery and performance by Assignee of this Assignment have been duly authorized by all necessary corporate action and will not contravene any law or any governmental rule or order binding on Assignee. Assignee has duly executed and delivered this Assignment and it is the valid and binding obligation of Assignee enforceable according to its terms.

         Section 5. Consent of GLW. GLW by executing this Assignment hereby agrees as follows:

                  5.1 GLW consents to the assignment to Assignee of Assignor's rights and obligations under the Option Agreement as of the Effective Date.

                  5.2 GLW represents and warrants to Assignee that (i) Assignor is not in default under the terms and conditions of the Option Agreement; (ii) no event has occurred which now or will hereafter give GLW the right to terminate the Option Agreement; and (iii) GLW has received no Election Notice from Assignor.

                  5.3 GLW hereby waives any default under the Option Agreement which may be created by this Assignment.

         Section 6. Joint Sales Agreement. The parties agree that simultaneously with the commencement of any Time Brokerage Agreement that may be entered into by and between GLW and Assignee with respect to the Station, any Joint Sales Agreement between Assignor and GLW that may then be in effect with respect to the Station shall terminate.

         Section 7. Termination. In the event the United States does not approve this Assignment, then this Assignment shall terminate and be of no force or effect; the parties agree to take such reasonable actions as may be necessary to obtain such approval.

         Section 8. Binding Effect. This Assignment shall be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto.



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         Section 9. Governing Law. All acts and  transactions  hereunder and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the domestic laws of the State of New York.

         Section 10. Execution and Counterparts. This Assignment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto through their respective duly authorized representatives have executed this Assignment as of the day first above written.


AMERICAN RADIO SYSTEMS                                CITICASTERS CO.
CORPORATION
                                                  By: /s/ Jerimiah L. Kiersting
By: /s/ Steven B. Dodge                           Name: Jerimiah L. Kiersting
Name: Steven B. Dodge                             Title: Senior Vice President
Title: Chief Executive Officer


THE GREAT LAKES WIRELESS
TALKING MACHINE LIMITED
LIABILITY COMPANY

By: /s/ Steven L. Chartrand
Name: Steven L. Chartrand
Title: Managing Member